Exhibit (21)


                               UNIFI, INC.

                               SUBSIDIARIES

                                                                  Percentage
                                                                   of Voting
                                                                  Securities
   Name               Address               Incorporation           Owned
-----------------------------------------------------------------------------

Unifi, FSC Limited    Agana, Guam                Guam                100%

Unifi Textured Yarns  Letterkenny,
Europe, Ltd.            Ireland             United Kingdom           100%

Unifi International
Services, Inc.      Greensboro, NC          North Carolina           100%

UNIFI Manufacturing,
Inc.                Greensboro, NC          North Carolina           100%

UNIFI Sales &
Distribution, Inc.  Greensboro, NC          North Carolina           100%

UNIFI Manufacturing
Virginia, LLC       Greensboro, NC          North Carolina           100%

UNIFI Export
Sales, LLC          Greensboro, NC          North Carolina           100%

UNIFI Equipment
Leasing, LLC        Greensboro, NC          North Carolina           100%

Parkdale America,
LLC                   Gastonia, NC          North Carolina            34%

MiCell Technologies,
Inc.                   Raleigh, NC          North Carolina            50%